Exhibit 99.1

SPI Announces Adjournment of Annual Meeting of Shareholders Due to Lack of Quorum

MCCLELLAN PARK, CA, December 11, 2023 – SPI Energy Co., Ltd. (the “Company”) (NASDAQ: SPI), a global renewable energy company and provider of solar storage solutions for business, residential, government, logistics and utility customers, today announced that the Company’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”) was convened on December 9, 2023 at 10:00 a.m. Pacific Time and adjourned, without any business being conducted, due to lack of the required quorum.

Due to the lack of quorum, the Annual Meeting was adjourned to allow additional time for the Company’s shareholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 1, 2023 (the “Proxy Statement”).

The Annual Meeting will reconvene on December 22, 2023 at 10:00 a.m. Pacific Time at the offices of the Company at 4803 Urbani Ave., McClellan Park, CA 95652. During the current adjournment, the Company will continue to solicit votes from its shareholders with respect to the proposals set forth in the Proxy Statement.

Only shareholders of record, as of the record date, October 31, 2023 (the “Record Date”), are entitled to and are being requested to vote at the Annual Meeting, either in person or by proxy. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked, and shareholders who have previously submitted a proxy or otherwise voted need not take any action.

The Company encourages all shareholders of record as of the Record Date, who have not yet voted, to do so by December 21, 2023 at 11:59 p.m. (Eastern Time). Shareholders may vote online or by telephone, by following the instructions on the proxy card or voting instruction form included with the Proxy Statement and related proxy materials that were either mailed or emailed to each shareholder, or by mail, by completing and returning the proxy card in the addressed stamped envelope included with the proxy materials.

Shareholders who have any questions or require any assistance with completing a proxy or voting instruction form or who do not have the required materials, may contact the Company’s Secretary at (408) 919-8000.

About SPI Energy

SPI Energy Co., Ltd. (NASDAQ: SPI) is a global renewable energy company and provider of solar storage solutions that was founded in 2006 in Roseville, California and is headquartered in McClellan Park, California.

The company comprises the following core divisions: (a) SPI Solar commercial & utility solar business develops and provides a full spectrum of EPC services to third party project developers. (b) Orange Power business owns and operates solar projects that sell electricity to the grid in multiple regions, including the U.S., U.K., and Europe. (c) SolarJuice is a leader in renewable energy system solutions for residential and small commercial markets with solar wholesale distribution business in Australia, and residential solar and roofing installation business in California. SolarJuice also manufactures solar cells & modules in United States under the Solar4America brand. (d) SEM Wafertech develops American solar wafer manufacturing at Sumter, SC.

SPI maintains global operations in North America, Australia, Asia and Europe and is also targeting strategic investment opportunities in fast growing green energy industries such as battery storage, charging stations, and others which leverage the Company's expertise and substantial solar cash flow.

For more information on SPI Energy and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company's public filings and press releases available under the Investor Relations section at or available at www.sec.gov.

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Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “may," "might," "will," "intend," "should," "could," "can," "would," "continue," "expect," "believe," "anticipate," "estimate," "predict," "outlook," "potential," "plan," "seek," and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company's current expectations and speak only as of the date of this release. Actual results may differ materially from the Company's current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of the Company's annual report filed on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to revise or update any forward-looking statements.

Contact:

SPI Energy Co., Ltd.
IR Department
Email: ir@spigroups.com

Dave Gentry
RedChip Companies, Inc.
Phone:(407) 491-4498
SPI@redchip.com

SOURCE: SPI Energy Co., Ltd.

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